Exhibit 10.62

AGREEMENT REGARDING CASHLESS WARRANT EXERCISE

THIS AGREEMENT dated as of July 29, 2005, by and between Biovest International, Inc. a Delaware corporation (“Biovest”) and Bridge Partners III, LLC, who is the Holder of Warrants to purchase 570,000 shares of Biovest Common Stock (hereinafter “Holder”), is as follows:

WHEREAS Biovest and Holder understand and acknowledge that Biovest management is in the process of listing the Biovest Common Stock on the NASD Over the Counter-Bulletin Board for public trading; and

WHEREAS it is in the interest of both Biovest and Holder that the number of shares of Common Stock of Biovest that are subject to contingent issuance under Warrants and Convertible Notes (“Overhang”) be consistent with comparable public companies in order to be able to sustain a reasonably comparable market value which reflects the company’s actual value and the anticipation of potential for future growth and success; and

WHEREAS both Biovest and Holder acknowledge and agree that the existence of large outstanding Overhang may create uncertainty and potentially destabilizing influences on the market value of Biovest Common Stock, which may tend to prevent the maintenance of a trading price fairly reflecting the value of Biovest;

NOW THEREFORE, for good and valuable consideration, receipt of which is hereby mutually acknowledged, the parties hereby agree as follows:

1. Subject to the terms contained herein, Biovest hereby grants to Holder the right to a Cashless Exercise of Holder’s outstanding Warrants, which are more particularly identified on the attached Exhibit A hereto. For purposes hereof, “Cashless Exercise” shall mean the right of the Holder to exchange the outstanding warrants for a specified number of shares of fully-paid non-assessable shares of Biovest Common Stock without the necessity to otherwise pay the exercise price in cash.

2. In consideration of the grant of this right to Cashless Exercise, Holder hereby irrevocably effects a cashless exercise all of the Warrants set forth on Exhibit A, subject to and to be implemented within fifteen (15) days of the commencement of public trading of Biovest Common Stock. The exercise shall be deemed effective upon the commencement of trading of Biovest Common Stock on the OTC-Bulletin Board, which shall take place within sixty (60) days.

3. Biovest agrees to issue to Holder and Holder agrees to accept from Biovest in full and complete satisfaction of all rights and obligations pursuant to the Warrants identified in Exhibit A hereto the number of shares of Biovest Common Stock set forth on Exhibit A hereto, which shares shall be fully-paid and non-assessable. Upon completion, Holder acknowledges and agrees that all warrant rights previously held by Holder shall be extinguished, and that Holder’s rights pursuant to those warrants shall be replaced by the rights granted herein.

4. Biovest and Holder acknowledge and agree that the stock certificate evidencing the Biovest Common Stock issued pursuant to this Agreement shall bear a restrictive legend stating that the shares are not registered securities under the Securities Act of 1933, as amended, or any state securities laws. Biovest agrees to cause its transfer agent to issue and send to Holder such stock certificate promptly upon the deemed exercise pursuant to this Agreement of the Warrants referred to herein.

5. Representations:

A. Holder acknowledges and represents that Holder has had access to all reports filed with the SEC by Biovest;

B. Holder is an “Accredited Investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended, (ii) Holder has the financial ability to bear the economic risk of Holder’s investment as contemplated by this Agreement, and (iii) Holder was given the opportunity to ask questions to (and received satisfactory answers from) Biovest regarding the terms and conditions of this Agreement.

6. This agreement is subject to approval by the Board of Directors of Biovest; provided that this Agreement shall automatically terminate and be of no further force or effect and any exercise of the Warrants referred to herein shall be deemed not to have occurred if (i) such approval of Biovest’s Board of Directors is not obtained on or prior to August 31, 2005, or (ii) the exercise of the Warrants referred to in paragraph 2 hereof is not effective or deemed effective pursuant to the terms of this Agreement on or before September 30, 2005.

Biovest International, Inc.		Holder

By:	/s/ James McNulty	Signature	/s/ Stephen Infante
Name:	James McNulty	Name	Stephen Infante
Title:	CFO	Title:	Managing Member
Date:	9/30/05	Date:	8/22/05

Exhibit A

Warrant Dated August 15, 2000 (Bridge)(250,000 Shares @$2.00)

Warrant Dated August 15, 2000 (Bridge)(320,000 Shares @$1.25)

Total Cashless Shares to be Issued in full and complete satisfaction and cancellation of all outstanding Warrants listed above:

142,500 fully-paid non-assessable shares of Biovest Common Stock